UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO

SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): November 17, 2011

THE ALLSTATE CORPORATION

(Exact Name of Registrant as Specified in Its Charter)

Delaware
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(State or Other Jurisdiction of Incorporation)

1-11840	36-3871531
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(Commission File Number) (IRS Employer Identification No.)

2775 Sanders Road, Northbrook, Illinois 60062
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(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (847) 402-5000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[   ]       Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[   ]       Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[   ]       Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[   ]       Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 8 – Other Events

Item 8.01.  Other Events.

The Registrant is reporting that its board of directors has elected H. John Riley, Jr. as the corporation’s independent lead director.  The lead director presides at all board meetings at which the chairman is not present and at all executive sessions, serves as a liaison between the chairman and the independent directors, and approves board meeting schedules and agendas and information provided to the board.  The lead director also has authority to call meetings of the independent directors.  Previously the Registrant followed a “rotating” lead director model under which the responsibility for leading executive sessions of the board rotated among all of the independent directors.

Mr. Riley joined Allstate’s board of directors in 1998 and has extensive senior-level strategic, operational, and financial management experience, as well as broad public board experience. “John is an excellent choice to serve as the corporation’s lead director, a position for which he is extremely well suited,” said Thomas J. Wilson, Allstate chairman, president, and chief executive officer.  “John understands our business, has strong relationships with the entire board, and has participated in the development of our strategy to generate a 13% operating return on equity by 2014.”  Mr. Riley said, “In this expanded role, I look forward to working with Tom and the board on executing the corporation’s plan to produce enhanced growth and improved operating returns over the next several years.”

Mr. Riley served as chairman and chief executive officer of Cooper Industries, Ltd., a diversified manufacturer of electrical products, tools, and hardware for nearly 10 years until his retirement in 2006.  Mr. Riley is also lead director at Baker Hughes Inc., and serves on the boards of Westlake Chemical Corporation and Post Oak Bank, N.A.  He also serves as a trustee of the Museum of Fine Arts in Houston and Syracuse University.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE ALLSTATE CORPORATION

By:	/s/ Jennifer M. Hager
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	Name:	Jennifer M. Hager
	Title:	Vice President, Assistant General Counsel, and Assistant Secretary

Date:	November 17, 2011